Exhibit 10.15

AVIATION FUEL SUPPLY AGREEMENT

THIS AVIATION FUEL SUPPLY AGREEMENT (“Agreement”) is made and entered into this 3 day of June, 2020 Effective Date”), by and between:

SELLER:	ASSOCIATED ENERGY GROUP, LLC, having its registered office at 701 NW 62 Ave, Suite 490 Miami, FL 33126 United States of America (“Seller”), and

BUYER:	GLOBAL CROSSING AIRLINES LLC having its registered office at 4th Floor, 4200 NW 36th St, Miami, FL 33166 (Buyer”).

TERMS AND CONDITIONS

Article 1 – Scope

This Agreement is subject to and in accordance with the terms and conditions set forth in Seller’s General Terms and Conditions, (hereinafter referred to as “T&C”), which are incorporated herein by reference and is made available for review at http://www.aegfuels.com. Buyer acknowledges that it has read the foregoing T&C and agrees to be bound by same. In the event of a conflict or discrepancy between a provision of this Agreement and Seller’s T&C, this Agreement shall prevail.

Seller agrees to sell and deliver (or cause to be sold and delivered through any associated/affiliated entity, parent or subsidiary) and Buyer agrees to purchase, receive and pay for the Fuel and Flight Services (as defined in the T&C) for consumption in an aircraft owned, leased, operated by or on behalf of Buyer or Buyer’s associated/affiliated entities/customers, as set forth in this Agreement.

Article 2 – Evergreen Agreement

This Agreement shall commence on the Effective Date and shall continue in full force and effect for one-year with successive one-year renewals until terminated upon no less than sixty (60 days) prior notice by either party. Notwithstanding the foregoing, no termination of this Agreement shall affect Seller’s right to collect any amounts due and owing to Seller pursuant to this Agreement or otherwise. Furthermore, no termination shall affect any clause which shall survive termination as set forth herein.

Article 3 – Price

Market Price. A market price is a price, which is fixed for a certain period of time (the “Market Price”). The Market Price for any particular location shall be set by Seller. In the event of a change in Market Price, the Seller shall send written notification to Buyer specifying the location affected, the amount of the requested price change at that location and the date when the new Market Price will take effect at the location.

Article 4 – Quantity

For conversion purposes the following numbers can be accepted:

1 Metric Ton	=	331 US gallons
1 US gallon	=	3.7854 Liters
1 Barrel	=	42 US gallons

Article 5 – Delivery

Unless otherwise agreed in writing, Fuel and Flight Services shall be delivered into aircraft owned, leased, operated by or on behalf of Buyer or Buyer’s associated/affiliated entities/customers

Article 6 – Invoicing

6.1 Seller shall invoice Buyer for all Fuel and Flight Services delivered to Buyer. Invoices shall state costs of product, taxes, duties and any other charges as separate line items. Invoices will be due within 15 days of receipt and subject to a credit limit set by Seller.

6.2 Payments shall be transferred to the following bank account of Seller:

Name of Bank	Union Bank
Address of Bank	1980 Saturn Street
Monterey Park CA 91755
United States of America

Account of:	Associated Energy Group, LLC
Account Number:	4340009482
Swift Code:	BOFCUS33MPK
Currency:	US Dollar

Article 7 – Notices

All notices shall be subject to Seller’s T&C, and shall be sent to the respective addresses of the parties as follows:

Seller’s Address:	Associated Energy Group, LLC
701 NW 62 Ave, Suite 490
Miami, FL 33126

Buyer’s Address:	Global Crossing Airlines LLC
4th Floor
4200 NW 36th St
Miami, FL 33166

Article 8 – Governing Law

This Agreement, including any other written agreement between the parties, shall be construed, enforced and governing in all respect by the laws of the State of Texas and the United States of America. The parties consent to the exclusive jurisdiction of the State courts located in Texas and venue of any lawsuit or legal proceeding shall be in the District Courts of Harris County, Texas, or the United States District Court of the Southern District of Texas, Houston Division.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BUYER:	SELLER:

GLOBAL CROSSING AIRLINES LLC	ASSOCIATED ENERGY GROUP, LLC

Signature: /s/ Ryan Goepel	Signature: /s/ Chris Clementi
Name: Ryan Goepel	Name: Chris Clementi
Title: EVP and CFO	Title: Chief Operating Officer
Date: 6/3/2020	Date: June 3, 2020